As filed with the Securities and Exchange Commission on October 1, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Accelevation Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	42-3222150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9555 N. Springboro Pike, Suite 400 Miamisburg, OH	45342
(Address of Principal Executive Offices)	(Zip Code)
Accelevation Holdings Corp. 2026 Omnibus Incentive Plan
(Full title of the plan)
Michael Rubiera
Chief Executive Officer
9555 N. Springboro Pike, Suite 400
Miamisburg, OH 45342
(Name and address of agent for service)
(937) 258-0616
(Telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Robert M. Hayward, P.C.
Robert E. Goedert, P.C.
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, IL 60654

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Accelevation Holdings Corp. (the “Registrant”) will deliver or cause to be delivered to all participants in the
Accelevation Holdings Corp. 2026 Omnibus Incentive Plan (the “Incentive Plan”) documents containing the information required by Part I of Form S-8, in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and
Exchange Commission (the “Commission”), either as part of this Registration Statement on Form S-8 (this
“Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities
Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item
3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the
Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:
(a)the Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act on
October 1, 2026, relating to the Registrant’s Registration Statement on Form S-1 (File No.
333-298715);
(b)the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2026; and
(c)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration
Statement on Form 8-A (File No. 001-43490) filed with the Commission on September 30, 2026 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all other amendments and reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein, and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend, or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. The Registrant’s Amended and
Restated Certificate of Incorporation (the “Certificate”) provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is, or is threatened to be made, party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are or were a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation.
Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
The Registrant has entered into indemnification agreements with each of its executive officers and directors.
The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under the DGCL.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Certificate or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.
The Registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

The Incentive Plan provides that the committee that administers the Incentive Plan (the “Committee”) and each member and designated person thereof shall not be liable for any action or determination made in good faith with respect to the Incentive Plan. Further, to the maximum extent permitted by applicable law, no officer of the
Registrant or member or former member of the Committee or of the board of the Registrant shall be liable for any action or determination made in good faith with respect to the Incentive Plan or any award granted under it.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of Accelevation Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on
October 1, 2026).

4.2	Amended and Restated Bylaws of Accelevation Holdings Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2026).

4.3	Accelevation Holdings Corp. 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2026).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of independent registered accounting firm of Accelevation Holdings Corp.

23.2*	Consent of independent registered accounting firm of Accelevation LLC and Accelevation Holding Company, LLC.

23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included as part of the signature page of this Registration Statement).

107*	Filing Fee Table.
______________
*Filed herewith.
Item 9. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration
Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this
Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the
Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio, on October 1, 2026.

ACCELEVATION HOLDINGS CORP.

By:	/s/ Michael Rubiera
Name:	Michael Rubiera
Title:	Chief Executive Officer

POWERS OF ATTORNEY
Each of the persons whose signature appears below, being a director or officer of Accelevation Holdings Corp., hereby constitutes and appoints Michael Rubiera and Kenneth Krause, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to execute this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this
Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above Power of
Attorney have been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Rubiera	Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2026
Michael Rubiera

/s/ Kenneth Krause	Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	October 1, 2026
Kenneth Krause

/s/ Matt Boyd	Director	October 1, 2026
Matt Boyd

/s/ Manu Bettegowda	Director	October 1, 2026
Manu Bettegowda

/s/ Matt Bujor	Director	October 1, 2026
Matt Bujor

/s/ Robert Morris	Director	October 1, 2026
Robert Morris

/s/ Paul Donahue	Director	October 1, 2026
Paul Donahue

/s/ Howard Heckes	Director	October 1, 2026
Howard Heckes

/s/ Ginger Jones	Director	October 1, 2026
Ginger Jones

/s/ Martin Durkin	Director	October 1, 2026
Martin Durkin